UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 16, 2003

STANDARD PACIFIC CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-0959 (Commission File Number)	33-0475989 (IRS Employer Identification No.)

15326 Alton Parkway
Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (949) 789-1600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.    Other Events and Regulation FD Disclosure.

On September 16, 2003, Standard Pacific Corp. (the “Company”) issued a press release announcing preliminary new home orders for the period beginning July 1, 2003 and ending September 14, 2003 (the “Press Release”). Attached hereto as Exhibit 99.1 and incorporated by reference herein is a copy of the Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    September 16, 2003

STANDARD PACIFIC CORP.

By:	/s/ CLAY A. HALVORSEN
Name: Clay A. Halvorsen
Its: Senior Vice President and
General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release announcing preliminary new home orders for the period beginning July 1, 2003 and ending September 14, 2003.